UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):July 1, 2009

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

3901 Stonecroft Boulevard

Chantilly, Virginia 20151

(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the termination of the Screening International joint venture described in Item 1.02 below, Intersections Inc. (Intersections) and certain of its subsidiaries entered into Amendment No. 3 to its Credit Agreement with Bank of America, N.A., as Administrative Agent, and the other lenders party thereto, to consent to certain matters related to the termination and the ongoing operations of Screening International, including the formation of a new domestic subsidiary that will not join in the Credit Agreement as a co-borrower, and to clarify other matters related to the termination and the ongoing operations of Screening International.

The Credit Agreement consists of a revolving credit facility in the amount of $25,000,000 and a term loan facility in the amount of $28,000,000, and is secured by substantially all of the Company’s assets and a pledge by the Company of stock and membership interests it holds in certain of its subsidiaries.

The foregoing description of Amendment No. 3 to the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, as amended by Amendment No. 3.

Item 1.02.	Termination of a Material Definitive Agreement

On July 1, 2009, Intersections and Control Risks Group Limited (Control Risks Group) terminated their May 15, 2006 Joint Venture Agreement pursuant to which they established and operated their Screening International LLC (Screening International) joint venture.

In connection with the joint venture termination, Intersections formed a wholly owned subsidiary, named Screening International Holdings LLC (Screening International Holdings), which purchased from Control Risks Group (a) all of Control Risks Group’s equity in Screening International and (b) all of Screening International’s indebtedness (with an aggregate principal amount and accrued interest of $1,034,200) and certain payables (with a value of $125,093 (based on current currency conversion rates)) in favor of Control Risks Group. Screening International Holdings paid the purchase price for this equity and indebtedness by delivery of a promissory note in favor of Control Risks Group with a principal amount of $1,400,000, accruing no interest and maturing in five (5) years, with equal principal repayments due on June 30, 2012, June 30, 2013 and June 30, 2014. In addition, Intersections contributed to Screening International Holdings, which in turn contributed to the capital of Screening International, certain indebtedness and payables owed to Intersections by Screening International and its subsidiaries.

In connection with the termination, the non-competition provisions of the Joint Venture Agreement with respect to Intersections terminated at closing but were incorporated into the termination documents with respect to Control Risks Group and will survive for twenty-four (24) months after closing. In addition, one of Screening International’s subsidiaries and Control Risks Group also amended their existing license agreement to provide for certain continuing trademark use rights during a period of twelve to eighteen months after termination of the joint venture, and Screening International and Control Risks Group amended their existing marketing agreement to provide for marketing by Control Risks Group of Screening International’s background screening products for a period of twenty-four months.

As a result of the termination, Screening International became an indirect, wholly-owned subsidiary of Intersections, the parties mutually released each other from all claims and, except as described herein and for certain representations and warranties of each of the parties which survive the termination, neither party will owe any consideration or have any other material obligation to the other party with respect to the joint venture.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 3 dated as of July 1, 2009 to Credit Agreement dated as of July 3, 2006 by and among Registrant, certain Subsidiaries thereof, Bank of America, N.A. and L/C Issuer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2009

INTERSECTIONS INC.
By: /s/ Madalyn Behneman
Name: Madalyn Behneman Title: Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 3 dated as of July 1, 2009 to Credit Agreement dated as of July 3, 2006 by and among Registrant, certain Subsidiaries thereof, Bank of America, N.A. and L/C Issuer